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                                                             Exhibit (h)(2)(b)

                                    EXHIBIT A
                TRANSFER AND DIVIDEND DISBURSING AGENT AGREEMENT
                        NATIONWIDE SEPARATE ACCOUNT TRUST

                         Amended as of December 27, 2000

                                SCHEDULE OF FEES
                                ----------------

For the services specified in the Agreement, the Trust shall pay the Agent a fee, computed daily and payable monthly, calculated at an annual rate of 0.01% of each of the following Fund's average daily net assets:

Total Return Fund
Capital Appreciation Fund
Government Bond Fund
Money Market Fund
Nationwide Small Company Fund
J.P. Morgan NSAT Balanced Fund (formerly `Nationwide Balanced Fund')
Federated NSAT Equity Income Fund (formerly `Nationwide Equity Income Fund') Nationwide Global 50 Fund (formerly `Nationwide Global Equity Fund')
Federated NSAT High Income Bond Fund (formerly `Nationwide High Income Bond
  Fund')
MAS NSAT Multi Sector Bond Fund (formerly `Nationwide Multi Sector Bond Fund') Nationwide Small Cap Value Fund
Dreyfus NSAT Mid Cap Index Fund (formerly `Nationwide Mid Cap Index Fund') Nationwide Small Cap Growth Fund (formerly `Nationwide Select Advisers Small
  Cap Growth Fund')
Strong NSAT Mid Cap Growth Fund (formerly `Nationwide Strategic Growth Fund') Nationwide Strategic Value Fund
Nationwide Income Fund
Turner NSAT Growth Focus Fund (formerly `Nationwide Growth Focus Fund II') Gartmore NSAT Millennium Growth Fund (formerly `Nationwide Quest Fund II') Gartmore NSAT Global Technology and Communications Fund (formerly `Nationwide
  Global Technology and Communications Fund II')
Nationwide Global Life Sciences Fund II
Gartmore NSAT Emerging Markets Fund
Gartmore NSAT International Growth Fund
Gartmore NSAT Global Leaders Fund
Gartmore NSAT European Growth Fund
Gartmore NSAT Global Small Companies Fund
Gartmore NSAT OTC Fund

The fee listed is payable on or before the 10th day of each succeeding month.

In addition, the Trust shall pay the Agent reimbursement for the out-of-pocket expenses, including postage, telephone, forms, supplies and counsel.
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Special extraordinary projects shall be performed by the Agent at rates to be determined and agreed upon by the parties, based on time and effort involved.

                                            NATIONWIDE SEPARATE ACCOUNT TRUST

                                            -----------------------------------
                                            Name:
                                            Title:

                                            NATIONWIDE INVESTOR SERVICES, INC.

                                            -----------------------------------
                                            Name:
                                            Title: